AGREEMENT FOR THE PURCHASE
                               AND SALE OF ASSETS

                                     Between

          AremisSoft Norway AS, a Norwegian company (reg.no 982435366), as Purchaser,
       Eltrax Scandinavia AS , a Norwegian corporation(reg.no 944615628), as Seller


     A Head Agreement for the Purchase and Sale of Assets (the " Head Agreement") is made this 13 day of October, 2000, by and among AremisSoft Corporation ("ASC"), a Delaware corporation, Verso Technology Inc, a Minnesota corporation (oVTIo), and Eltrax Hospitality Group, Inc., a Georgia corporation (oEHGIo), and provides for ASC to acquire substantially all of the assets of EHGI, subject to the liabilities assumed in the Head Agreement by the ASC and no other liabilities.

     This Agreement (the "Agreement") is made this 13 day of October, 2000 to facilitate the need for a separate agreement regarding the sale and purchase of the assets belonging to VTI's Norwegian subsidiary Eltrax Scandinavia AS (the "Seller"), by AremisSoft Norway AS (the "Purchaser"). The Agreement shall not in any regard be interpreted with the consequence that the parties to the Head Agreement's rights or duties under the Head Agreement are altered or amended. All references to dollars in this Agreement refer to United States dollars unless otherwise specified.

     WHEREAS, the Purchaser desires to acquire, on the terms and subject to the conditions reflected below, the business of the Seller insofar as the same is conducted through the use of the Acquired Assets; and

     WHEREAS, the Seller believe that it is desirable and in their best interests to sell the Acquired Assets to the Purchaser;

     NOW, THEREFORE, the parties to this Agreement for the Purchase and Sale of Assets do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement,  the capitalized  terms identified below in this
Article I shall have the meanings indicated, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions set forth below express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties, and covenants contained elsewhere in this Agreement, and the Article or Section of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect on the same.

     1.1 [omitted]

     1.2 Acquired Assets: The assets to be acquired by the Purchaser pursuant to the terms hereof, as identified on Schedule 1.2 of the Acquired Business Disclosure Document attached hereto, including, but not limited to all Intellectual Property and Software Products used in the Acquired Business, and all other assets of the Seller, tangible or intangible (including contractual, warranty, and other rights), the use or value of which is inextricably linked to the assets so identified, or which relate to or arise out of transactions involving the assets so identified.

     1.3 Acquired Business: The businesses in which the Acquired Assets are utilized, as described in Section 1.3 in the Acquired Business Disclosure Document.

     1.4 Acquired  Business  Balance  Sheet: The balance  sheet as of August 31,
2000.

     1.5 Acquired Business Disclosure Document: The document delivered by to the Purchaser containing certain disclosures relative to this Agreement, a copy of which is attached to this Agreement as Exhibit 1.5.

     1.6 Acquired Facilities: All warehouses, stores, plants, production facilities, manufacturing facilities, processing facilities, fixtures, and improvements owned or leased by the Seller or otherwise used in connection with the operation of the Acquired Business or leased or subleased to others, but only to the extent that the same consist of Acquired Assets.

     1.7 Affiliate: When used with respect to a person, an "affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

     1.8 Agreement: This Agreement for the Purchase and Sale of Assets, including all of its Schedules and Exhibits specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such Schedules and Exhibits.

     1.9 Assumed Liabilities: The known and absolute Liabilities reflected on the books and records of the Seller to be assumed by the Purchaser pursuant to this Agreement, as specifically identified in Section 1.9 to the Acquired Business Disclosure, and no other Liabilities.


     1.10 Business Day: Any day that is not a Saturday, Sunday, or a day on which banks in New York, New York, are authorized to close.

     1.11 Closing: The completion of the Transaction, to take place as described in Article II.

     1.12 Closing Date: The date on which the Closing actually occurs, which shall be October 18, 2000, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing set forth in Article VIII hereof.

     1.13 Closing Time: The time at which the Closing actually occurs, which shall take place at 5:00 p.m., eastern daylight time, on the Closing Date, unless otherwise agreed by the parties.

     1.14 [omitted]

     1.15. [omitted]

     1.16 Consideration: The net sum of $ 235.000 to be paid by the Purchaser to the Seller at the Closing for the Acquired Assets

     1.17 Control: Generally, the power to direct the affairs of an Entity by reason of either (i) owning or controlling the right to vote a sufficient number of shares of voting stock or other voting interest of such Entity, or (ii) having the right to direct the general management of the affairs of such Entity by contract or otherwise.

     1.18 Counsel to the Seller, Thommessen Krefting Greve & Lund, Haakon VIIs gate 10, Postboks 1484 Vika, 0116 Oslo.

     1.19  Counsel to the  Purchaser:  Vogt & Co DA,  Box 1503,  Vika 0117 Oslo,
Norway

     1.20  Entity:  A  corporation,   partnership,  sole  proprietorship,  joint
venture, or other form of organization formed for the conduct of a business, whether active or passive.

     1.21 [omitted]

     1.22 [omitted]

     1.23 Excluded Assets: Notwithstanding the definition of the Acquired Assets or the Acquired Business, the assets identified in Section 1.23 of the Acquired Business Disclosure Document shall not be deemed part of the Acquired Assets

     1.24 GAAP: Generally accepted accounting principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with "GAAP" consistently applied throughout the periods to which reference is made.

     1.25 [Omitted]

     1.26 Intellectual Property: All Software Products (including, but not limited to all versions, renewals, modifications and extensions of any Software Product), patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, sublicenses, inventions, trade secrets, technology, know-how, domain names, customer lists, prospect lists and other similar intangible property.

     1.27 Inventories: The stock of raw materials, work-in-process and finished goods, including but not limited to finished goods purchased for resale, held by the Seller for manufacturing, assembly, processing, finishing, sale, or resale to others, from time to time in the ordinary course of the business of the

Seller  in  the  form  in  which  such   inventories  then  are  held  or  after
manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or the like.

     1.28 [omitted]

     1.29 Liabilities: At any point in time (the Determination Time), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time.

     1.30 [omitted]

     1.31 [omitted]

     1.32 Parent: An Entity which owns or Controls, directly or indirectly, or through one or more intermediaries, a Subsidiary.

     1.33 [omitted]

     1.34 Payables: Liabilities of a party arising from the borrowing of money or the incurring of obligations for services, merchandise or goods purchased. ok

     1.35 [omitted]

     1.36 [omitted]

     1.37 Pension Plan: A "pension plan" or "employee pension benefit plan".

     1.38 [omitted]

     1.39 [omitted]

     1.40 Proprietary Rights: Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the Seller in connection with the Acquired Assets, or used by the Seller in connection with its business, whether or not the same are entitled to legal protection.

     1.41 Purchaser: AremisSoft Norway AS, a Norwegian Company with registration number 982435366.

     1.42 Receivables: Accounts receivable, notes receivable, and other obligations appearing as assets on the books of the Seller, and customarily reflected as assets in balance sheets of entities prepared in accordance with GAAP, indicating moneys owed to the Seller.

     1.43. [omitted]

     1.44 [omitted]

     1.45 Software Products: Any instruction or instructions, in source-code or object code format, for controlling the operation of any computer processing unit together with all user documentation related thereto. Software Products include, but are not limited to, the applications identified on Section 1.2(IV) to the Acquired Business Disclosure Document.

     1.46 Subsidiary: With respect to any Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest; is owned by such first Entity, directly or indirectly.

     1.47 Transaction: The sale of the Acquired Assets, and the assumption of the Assumed Liabilities, for the Consideration as contemplated by, and subject to the terms and conditions of, this Agreement.

     1.48 Unaudited Financial Statements: The balance sheet as at August 31, 2000, the balance sheet as at December 31, 1999, , the income statement for the period ended December 31, 1999 and the related notes provided therewith, for the Acquired Business, excluded therefrom the Excluded Assets, prepared in accordance with GAAP, statement of stockholdersss. equity, and statement of cash flows or, in each instance, equivalent statements as commonly preparedd for the twelve months ended December 31, 1999, for the Acquired Business prepared in accordance with GAAP.

     1.49 Welfare Plan: A "welfare plan" or an "employee welfare benefit plan".

                                   ARTICLE II
                                 THE TRANSACTION

     2.1 The Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement, the Seller shall sell, transfer, convey, and assign to the Purchaser, by instruments reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall acquire from the Seller, the Acquired Assets, and shall assume the Assumed Liabilities, and only those Liabilities and no others, in exchange for the Consideration. The Seller represents that the Acquired Assets included in Section1.2 of the Acquired Business Disclosure Document are all the assets reasonably necessary for the conduct of the Acquired Business in the ordinary course in the same manner as that in which such business has been conducted in the immediate past, including, without limitation, all Proprietary Rights, Software Products and Intellectual Property used in the ordinary conduct of the Acquired Business and all contract, warranty, and other intangible rights relating to or arising out of such Acquired Business. Neither the Purchaser nor any of its Affiliates is assuming, becoming liable for, agreeing to discharge or in any manner becoming in any way responsible for any of the Liabilities of the Seller other than the Assumed Liabilities. Purchaser hereby agrees to pay, perform or discharge all of the Assumed Liabilities. The Seller hereby represents that, prior to the Closing, neither EHGI nor any Affiliate of EHGI other than VTI and the Seller holds any right, title or interest to the Acquired Assets and there are no other agreements, understandings, or arrangements which, as of or after the Closing, would materially adversely effect the Acquired Assets and the Acquired Business, the ability of the Seller to sell, transfer, convey and assign the Acquired Assets and the Acquired Business to the Purchaser or result in the assumption of any Liabilities by the Purchaser other than the Assumed Liabilities.

     2.2 Manner of Payment. Payment of the Consideration by the Purchaser shall be made in immediately available funds by wire transfer of federal funds to such account or accounts of the Seller as shall have been adequately described to the Purchaser in writing not less than three Business Days prior to the Closing.

     2.3 Closing. The Closing hereunder shall take place at such place as is agreed by the parties.


                                   ARTICLE III
                                    [OMITTED]

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

             Purchaser hereby represents and warrants to the Seller:

     4.1 Organization. The Purchaser is a Norwegian Company , duly organized , validly existing, and in good standing under the genereal corporate laws of Norway, and has the requisite corporate power and authority to carry on its business as it is now being conducted.

     4.2 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the requisite level of corporate authority of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transactions contemplated hereby, including, without limitation, delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

     4.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by Purchaser of its obligations hereunder do not conflict with, and will not result in a breach of, any of the provisions of the Certificate of Incorporation or Bylaws of Purchaser; (2) contravene any law, rule or regulation of the applicable jurisdiction, or any order, writ, judgment, injunction, decree, determination, or award affecting or binding upon the Purchaser or any of its Subsidiaries, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which Purchaser or any of its Subsidiaries is a party, in such a manner as to provide a basis of enjoining or otherwise preventing consummation of the Transaction; or (4) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finderss.s or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Purchaser or any of its Subsidiaries.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as follows:

     5.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of Norway and has the requisite corporate power and authority to carry on its business as it is now being conducted.

     5.2 Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding Agreement of the Seller enforceable in accordance with its terms. The Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized, subject only to governmental regulatory approvals as and to the extent specifically set forth elsewhere in this Agreement.

     5.3 Absence of Breach; No Consents. 4 The execution, delivery, and performance of this Agreement by the Seller, and the performance by the Seller of its obligations hereunder, do not, except as identified on Schedule 5.3 of the Acquired Business Disclosure Document, (1) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Seller; (2) contravene any law, ordinance, rule, or regulation of any applicable jurisdiction , or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction over, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, the Seller or all or any part of the Acquired Business or any material properties of the Acquired Business, except in any such case where such contravention, suspension or revocation will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation of the Transaction; (3) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Seller is a party or by which any of the material properties of the Acquired Business may be affected or bound; (4) require the authorization, consent, approval, or license of any third party, except for those the failure of which to obtain would not reasonably be expected to have a material adverse effect on the Acquired Business or the Acquired Assets; or (5) constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the Acquired Business.

     5.4 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of VTI, EHGI or the Seller. The Seller does not have any obligation to pay finders or brokers fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Seller is a party.

     5.5 Financial Statements. The Seller has heretofore delivered to the Purchaser the following:

     (1) The Unaudited Financial Statements of the Acquired Business;

     All of the historical financial statements contained in such documents were prepared from the books and records of the Seller. The Unaudited Financial Statements were prepared in accordance with GAAP, and fairly and accurately reflect the financial position and condition of the Seller as of the dates and for the periods indicated subject to normal year-end adjustments and the absence of footnotes. Without limiting the foregoing, as of the Acquired Business Balance Sheet, the Seller owned each of the assets included in preparation of the Acquired Business Balance Sheet, and the valuation of such assets in the Acquired Business Balance Sheet is not more than their net realizable value (on an item by item basis) as of that date; and had no Liabilities required to be included in the Acquired Business Balance Sheet in accordance with GAAP for which the Acquired Business or any part of the Acquired Assets is responsible or liable, other than those included in the Acquired Business Balance Sheet, nor any Liabilities required to be included in the Acquired Business Balance Sheet in accordance with GAAP in amounts in excess of the amounts included for them in the Acquired Business Balance Sheet. From the date hereof through the Closing Date the Seller will continue to prepare financial statements for the Acquired Business on the same basis that they have done so in the past, will promptly deliver the same to the Purchaser, and agree that from and after such delivery the foregoing representations will be applicable to each financial statement so prepared and delivered.

     5.6 Absence of Material Differences From the Acquired Business Disclosure Document. Except as specifically disclosed in the Acquired Business Disclosure Document in schedules corresponding to the subsections below:

     (1) No Undisclosed Liabilities. The Seller has no Liabilities relating to or affecting the Acquired Business or the Acquired Assets which are not, to the extent required by GAAP, adequately reflected or reserved against on the face of the Acquired Business Balance Sheet, except Liabilities incurred since the date of the Acquired Business Balance Sheet in the ordinary course of business of the

Acquired Business and consistent with past practice. Without limiting the foregoing, (a) there are no leasehold improvements currently due and owing at any of the Acquired Facilities for which the Acquired Business is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities, and (c) the Acquired Business Disclosure Document sets forth, as a part thereof, each Liability of or affecting the Acquired Business or the Acquired Assets in an amount in excess of $10,000 and each person to whom the aggregate amount of such Liabilities is in excess of $10,000.

     (2) No Material Adverse Change, Etc. Since the date of the Acquired Business Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (a) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Acquired Business; (b) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business, or materially adversely affecting the Acquired Assets; (c) any entry into or termination of any material commitment, contract, agreement or transaction affecting the Acquired Business or the Acquired Assets (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) other than this Agreement and agreements executed in the ordinary course of business; (d) any redemption, repurchase or other acquisition for value of the capital stock of any corporation included in the Acquired Assets or any issuance of capital stock by any corporation included in the Acquired Assets or securities convertible into or rights to acquire any such capital stock; (e) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name or copyright included among the Acquired Assets;
(f) any sale or other disposition of any asset of the Acquired Business, or any mortgage, pledge or imposition of any lien or other encumbrance on any asset of the Acquired Business or of any corporation included in the Acquired Assets, or any agreement relating to any of the foregoing, other than in the ordinary course of business; or (g) any default or breach in any material respect under any contract, license or permit held by or for or affecting the Acquired Business. Since the date of the Acquired Business Balance Sheet, the Seller has conducted the Acquired Business businesses only in the ordinary and usual course, and without limiting the foregoing, no changes have been made in (a) executive compensation levels, or (b) the manner in which other employees of the Seller are compensated, or (c) supplemental benefits provided to any such executives or other employees of the Seller, or (d) inventory levels of the Acquired Business in relation to sales levels, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Acquired Business.

     (3) Taxes. The Seller has properly filed or caused to be filed (or obtained proper extensions in respect of) all income and other tax returns, reports, and declarations that are required by applicable law to be filed by them and that relate to or in any way affect the Acquired Business or the Acquired Assets except for those the failure of which to file would not have an adverse effect on the Acquired Business or the Acquired Assets, and have paid, or will pay at or prior to the Closing, all income and other taxes properly due (including any amounts deferred as a result of an extension or otherwise) for the periods covered by such returns, reports, and declarations.

     (4) Litigation. (a) No material investigation or review by any governmental entity with respect to the Acquired Business or any of the Acquired Assets or the use thereof is, to the best of the knowledge of the Seller, pending or, threatened (other than inspections and reviews customarily made of businesses such as the Acquired Business), nor has any governmental entity indicated an intention to conduct the same, and (b) there is no action, suit or proceeding pending or, to the best of the knowledge of the Seller, threatened against or affecting the Acquired Business or the Acquired Assets at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

     (5) Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Seller for the benefit of directors, officers or employees of, or whose principal responsibilities relate to, the Acquired Business, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Seller, and any current or former directors, officers or other employees (or Affiliates thereof) of, or whose principal responsibilities relate to, the Acquired Business, on the other hand, except as identified in the Acquired Business Disclosure Document Section
5.6 (5) and Schedule 5.6 (5). The Acquired Business Disclosure Document identifies all employees and their salary. The Seller is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age except as specified in agreements in writing identified in the Acquired Business Disclosure Document or executed pursuant to the provisions hereof.

     (6) Compliance With Laws. The Acquired Business and each of the Acquired Assets is in substantial compliance with all, and the Seller has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Acquired Business, except to the extent the failure of which any of the foregoing to be true would not have a material adverse effect on the Acquired Business or the Acquired Assets. The Acquired Business has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted, except to the extent the failure of the Acquired Business to have any of the foregoing would not have a material adverse effect.

     (7) Ownership of Assets. The Seller has (or as of the Closing will have) good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by it and comprising a part of the Acquired Assets or the Acquired Business, or used by it in the conduct of the Acquired Business in such a manner as to create the appearance or reasonable expectations that the same is owned or leased by it; such ownership is, or at the Closing will be, except as identified on Section 1.2 of the Acquired Business Disclosure Document, free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singularly or in the aggregate, are not substantial in amount and do not materially-detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets; and such ownership will be conveyed to the Purchaser at the Closing pursuant to the Transaction. The Seller do not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Seller has notice, that would materially affect the Seller's ability to use and to utilize each of such assets in the business of the Acquired Business. The seller has not received any default notices from any mortgagee regarding any leased properties of the Acquired Business or any leasehold interests which comprise any part of the Acquired Assets. Schedule 5.6
(7) of the Acquired Business Disclosure Document contains a reasonably detailed listing, as of the date specified therein, of all Acquired Assets including, but not limited to, (a) accounts receivable as provided in clause (13) below, (b) miscellaneous current assets in excess of $10,000, (c) prepaid expenses in excess of $10,000, (d) Software Products, (e) real property, and (f) gross aggregate additions for each of the past four years by location of (i) buildings and improvements, (ii) leasehold improvements, and (iii) automobiles and trucks.

     (8) Proprietary Rights, Software Products and Intellectual Property. The Seller possesses full ownership of, or adequate and enforceable exclusive long-term licenses or other exclusive rights to use (without payment), all Proprietary Rights, Software Products and Intellectual Property used in the Acquired Business or utilized in connection with the Acquired Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Closing pursuant to the Transaction; the Seller has not received any notice of conflict which asserts the rights of others with respect thereto; and the Seller has, in all material respects, performed all of the obligations required to be performed by it, and is not in default in any material respect, under any agreement relating to any such Proprietary Rights, Software Products and Intellectual Property.

     (9) Trade Names. The Acquired Business Disclosure Document identifies each trade name, fictitious business name, or other similar name under which the seller has conducted any part of the Acquired Business or in which the Seller has utilized any of the Acquired Assets during the five (5) years preceding the date of this Agreement.

     (10) Subsidiaries, Etc. The Seller is not a partner of or joint venturer with any other person or Entity in relation to any of the Acquired Assets or any portion of the Acquired Business.

     (11) Employee Benefit Plans.

          (a) The Seller maintains and contributes to a Pension Plan. The Seller does not maintain or contribute to any Welfare Plan.

          (b) The Pension Plan of the Seller covering employees of the Acquired Business or employees of the Seller whose principal activities relate to the Acquired Business, has been administered in substantial compliance with its terms and applicable laws.

          (c) With respect to the Pension Plan covering employees of the Acquired Business or employees of the Seller whose principal activities relate to the Acquired Business, (i) there is no fact, including, without limitation, any Reportable Event, that exists that would constitute grounds for termination of such Plan. and there is no material Accumulated Funding Deficiency with respect to any Pension Plan, whether or not waived.

          (d)  [omitted]

          (e)  [omitted]

          (f) No Welfare Plan affecting employees of the Acquired Business or employees of the Seller whose principal activities relate to the Acquired Business is funded with a trust or other funding vehicle other than insurance policies.

     (12) Facilities. To the Seller's knowledge, the Acquired Facilities are (as to physical plant and structure) structurally sound and none of the Acquired

Facilities, nor any of the vehicles or other equipment used by the seller in connection with the Acquired Business has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are being utilized; none of such Acquired Facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs (normal wear and tear excepted) which are not material in nature or cost. The seller is not in any material breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of which, the other party, whether lessor, lessee, sublessor, or sublessee thereto, has the right to terminate the same and the Seller has not received notice of any claim or assertion that it is or may be in any such breach, violation or default.

     (13) Accounts Receivable. All accounts receivable of the Seller, whether or not reflected in the Acquired Business Balance Sheet represent transactions in the ordinary course of business, and are current and collectible, net of any reserves shown on such Balance Sheet (which reserves are adequate and were calculated consistent with past practice). As of the date specified therein, the Acquired Business Disclosure Document specifically identifies (a) the aging of Receivables, (b) each Receivable in excess of $10,000, (c) each Receivable in an amount in excess of $5,000 that is more than 90 days past due, and (d) each Receivable from a person or Entity from whom the aggregate of such Receivables exceeds $10,000.

     (14) Inventories. All Inventories of the Seller, whether or not reflected in the Acquired Business Balance Sheet are of quality and quantity usable and saleable in the ordinary course of business except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Seller, and are valued on the Acquired Business Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of overhead.

     (15) Contracts. The Acquired Assets and the Acquired Business are not parties to or affected by any contracts, agreements or understandings, whether express or implied, written or verbal, provided, however, that the Acquired Assets or the Acquired Business may be parties to or affected by, and the Acquired Business Disclosure Document need not identify, any such contracts, agreements, or understandings that fall into one of the following categories:
(a) those that are terminable on notice of less than thirty-two (32) days and do not involve payments or obligations of more than $10,000 in any period of thirty-one (31) days or less (on termination or otherwise); or (b) those that involve aggregate payment or obligation remaining unpaid as of the date of the

Agreement of less than $10,000. Without in any respect limiting the foregoing, the Acquired Business Disclosure Document contains a reference to all leases of properties included in the Acquired Assets or utilized by the Acquired Business, including all amendments, supplements, extensions and modifications thereof, identifying, inter alia, the date each such document was executed and its effective period. The Seller is not a party to any executory contract to sell or transfer any part of any leasehold interest included in the Acquired Assets or utilized by the Acquired Business. True and accurate copies of all such leases, and of all amendments, supplements, extensions and modifications thereof, have heretofore been delivered to the Purchaser by the Seller.

     (16) Accounts Payable. The accounts payable reflected on the Acquired Business Balance Sheet do, and those reflected in the most recent balance sheet included in the Unaudited Financial Statements do, and those reflected on the books of the Seller at the time of the Closing will, reflect all amounts owed by the Seller in respect of trade accounts due and other Payables of the Acquired Business or relating to the Acquired Assets, and the actual Liability of the Seller in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so reflected on the balance sheets or the books of the Acquired Business, as the case may be.

     (17) Labor Matters. To the best of the knowledge of the Seller, there are no activities or controversies, including without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, threatened, affecting the employees of the seller.

     (18) [omitted]

     (19) Title to and Utilization of Real Properties and Leasehold Estates. Except as disclosed in the Acquired Business Disclosure Document, the Seller owns or is a valid leasehold interest in, all real property included in the Acquired Assets and has the unbridled right to use the same, and is not aware of any claim, notice or threat to the effect that its right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceedings toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge. Each parcel of real property the ownership of, or leasehold interest in, which is included among the Acquired Assets is free of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concerns, and the Seller is not subject to any Liability resulting from or related to any such wastes, substances, contaminants, or matters of environmental concern in connection with any such property.

     5.7 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Seller to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statements of a material fact, or omit to state any material fact necessary to make the statements made, in the light of the circumstances under which they are made, not misleading.

     5.8 Actions Since Balance Sheet Date. Except as set forth on the Acquired Business Disclosure Document, since the date of the Acquired Business Balance Sheet, the Seller has not taken any actions that would be prohibited under the provisions of this Agreement (without the prior consent of the Purchaser ) after the date of this Agreement.

                                   ARTICLE VI
                           COVENANTS OF THE PURCHASER

     6.1 Affirmative Covenants. From the date hereof through the Closing Date, the Purchaser will use commercially reasonable efforts to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by this Agreement, and will use commercially reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Sellerin this Agreement are and remain true and accurate in all material respects and that the covenants and agreements of the Seller in this Agreement are honored and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.

     6.2 Co-operation. The Purchaser shall reasonably co-operate with the Seller and its counsel, accountants and agents in every way in carrying out the Transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by the Seller.

     6.3 [omitted]

     6.4. [omitted]

     6.5 Offers of Employment. Subject to the terms and conditions of this Agreement, promptly after the Closing, the Purchaser shall offer employment to the employees set forth in Acquired Business Disclosure Document Section 5.6 (5) and Schedule 5.6.(5), on terms and conditions acceptable to Purchaser. Purchaser shall not be liable for any liabilities associated with any employee of the
Acquired Business terminated by the Seller. The Purchaser shall assume responsibility for all compensation for the employees indicated in Acquired Business Disclosure Document Section 5.6 (5) and Schedule 5.6.(5) accrued prior to the Closing to the extent consistent with the historical payroll practices of the Seller and the Acquired Business. Other than the employees indicated on Acquired Business Disclosure Document Section 5.6 (5) and Schedule 5.6.(5), the Purchaser shall not assume responsibility for any scheduled or unscheduled payroll payments due employees of the Acquired Business for any form of compensation which may be accrued by such employees prior to the Closing. The Purchaser is, according to the Norwegian Act relating to worker protection and working environment etc. Chapter XII A, obliged to employ all employees of the Seller on the same terms and conditions as in their current employment contracts with the Seller.

                                   ARTICLE VII
                             COVENANTS OF THE SELLER

     7.1 Affirmative Covenants. From the date hereof through the Closing Date, the Seller will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the
Transaction to be consummated, provided in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the purchaser in his Agreement are honoured and that the conditions to the obligations of the Seller set forth in this Agreement are not incapable of satisfaction.

     7.2 [omitted]

     7.3 Competition. The Seller will not compete with the acquired business for a period of five yearsfrom the date of this agreement.

     7.4 Access and Information. The Seller shall afford to the Purchaser and to the Purchaserss.s accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its and its Subsidiaries properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel relating to the Acquired Assets or the Acquired Business and, during such period, shall furnish promptly to the Purchaser

          (1) all written communications to its directors or to its shareholders generally relating to the Acquired Assets or the Acquired Business,

          (2) internal monthly financial statements of the Acquired Business when and as available, and

          (3) all other information relating to the Acquired Assets or the Acquired Business as the Purchaser may reasonably request, but no investigation pursuant to this Section 7.4 shall affect any representations or warranties of VTI, EHGI or the Seller, or the conditions to the obligations of the Purchaser to consummate the Transaction contained in this Agreement. In the event of the termination of this Agreement, the Purchaser will, and will cause its accountants, counsel, employees and other representatives to,

          (i) deliver to the Seller or destroy all documents, work papers, and other material and information, and all copies thereof, obtained by it or on its behalf from, or pursuant to the direction of, the Seller as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof,

         (ii) will hold in confidence all confidential information that has been designated as such by the Seller in writing or by appropriate and obvious notation, and

         (iii) not use any such confidential information except in connection with the Transaction, until such time as such information otherwise becomes publically available through no fault of Purchaser or its accountants, counsel, employees and other representatives. Purchaser and its representatives shall assert their rights hereunder in such manner as to minimize interference with the business of the Seller.

     7.5 No Solicitation. Until the Closing Date or the termination of this Agreement in accordance with its terms, the Seller, and those acting on behalf of it will not, and the Seller will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees, and agents, in relation to the Acquired Assets or the Acquired Business. the Seller will notify the Purchaser immediately upon receipt of an inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the the Seller's business, or providing information to government authorities.

     7.6 Conduct of Business Pending The Transactions. The Seller covenant and agree with the Purchaser that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement or disclosed in the Acquired Business Disclosure Document, the Seller will comply with each of the following:

     (1) The Acquired Business, and the other businesses that relate to, use or affect the Acquired Assets, if any, will be conducted only in the ordinary and usual course, the Seller shall use reasonable efforts to keep intact the business organization and good will of the Acquired Business, keep available the services of the employees of the Acquired Business and of the employees of the Seller whose principal activities relate to the Acquired Business and maintain relationships, in a manner reasonably consistent with historical practices, with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Acquired Business, and it shall immediately notify the Purchaser of any event or occurrence or emergency material to and not in the ordinary and usual course of business of, the Acquired Business or affecting any material part of the Acquired Assets, or any of its Subsidiaries.

     (2) [omitted]

     (3) [omitted]

     (4) The Seller shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the Acquired Business or any of the Acquired Assets, except in the ordinary course of business and consistent with past practice;

     (5) The Seller shall not (a) adopt, enter into, or amend a bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement trust fund or arrangement for the benefit or welfare of any employees of the Acquired Business, or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee except, with respect to employees who are not officers or directors, in the ordinary course of business and consistent with past practice.

     (6) The Seller shall sell not, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Acquired Assets except for sales, encumbrances and other dispositions or grants in the ordinary course of business of the Acquired Business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or as specifically provided for or permitted in this Agreement.

     (7) The Seller shall no enter into, or terminate, any material contact, agreement, commitment, or understanding relating to or affecting the Acquired Assets or the Acquired Business.

     (8) The Seller shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (7) above.

     (9) The Seller will continue to properly and promptly file when due (or obtain proper extensions with respect to) all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it relating to the Acquired Assets or the Acquired Business, and will pay, at or prior to the Closing, all taxes and governmental charges due (including any amounts deferred as a result of an extension or otherwise) from or payable by it relating to the Acquired Assets or the Acquired Business.

     (10) The Seller will comply in all material respects with all laws and regulations applicable to the operations of the Acquired Business and the utilization of the Acquired Assets.

     (11) The Seller will maintain in full force and effect insurance coverage relating to the Acquired Assets or the Acquired Business of a type and amount consistent with past practice, but not less than that presently in effect.

     7.7 Co-operation. The Seller will reasonably co-operate with the Purchaser and its counsel, accountants, and agents in every way in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

     7.8 Expenses. Whether or not the transaction is consummated, all costs and expenses incurred by the seller in connection with this Agreement and the Transaction shall be paid by the Seller except as otherwise provided (directly or indirectly) herein.

     7.9 [omitted]

     7.10 Updating the Exhibits and Disclosure Documents. The Seller shall notify the Purchaser of any changes additions, or events which may cause any change in or addition to the Acquired Business Disclosure Document or any Schedules delivered by them under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to the Acquired Business Disclosure Document and to all such Schedules. No such notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees hereto in writing nor shall any such notification be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

     7.11 Payment of Unassumed Liabilities. The Seller agree promptly to pay when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of the Seller relating to the Acquired Business other than the Assumed Liabilities.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING


     8.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to effect the Transaction shall be subject to the fulfilment at or prior to the Closing of the following conditions, unless Purchaser shall waive such fulfilment:

          (1) [omitted]

          (2) There shall not be in effect a preliminary or permanent injunction or other order by any court or other authority which prohibits the consummation of the Transaction.

          (3) The Seller shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

          (4) No material adverse change shall have taken place in the business, condition (financial or otherwise) operations, or prospects of the Acquired Business or the Acquired Assets since the date of the Acquired Business Balance Sheet other than those, if any, that result from the changes permitted by, and transactions contemplated by, this Agreement.

          (5) The representations and warranties of the Seller set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of the Purchaser, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets, as of the Closing Time as if made as of such time.

          (6) [omitted]

          (7) [omitted]

          (8) Purchaser shall have received from each lessor or lessee with whom the Seller has a material (as reasonably determined by Purchaser) lease of real property, which lease or real property comprises part of the Acquired Assets, certificates reasonably satisfactory in form and substance to the Purchaser and its counsel as to the continuing validity of such leases and the absence of any basis for the termination thereof.

          (9 )The Purchaser shall have received a confirmation from the Seller that all accounts in the name of the Seller other than one account containing no money will be assigned to the Purchaser immediately after the Closing.

          (10) [Omitted]

          (11) [Omitted]


          (12) [omitted]

     8.2 Conditions to Obligation of the Seller. The obligation of the Seller to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Seller shall waive such fulfillment:

          (1) [omitted]

          (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

          (3) The Purchaser shall have performed in all material respects each of its agreements and obligations contained in this Agreement required to be performed on or prior to the Closing and shall have complied with all material requirements, rules and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

          (4) The representation and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser and is Subsidiaries, taken as a whole, as of the Closing Time as if made as of such time.

          (5) [omitted]

          (6) [omitted]

          (7) The Seller shall have received from the Purchaser evidence satisfactory to the Seller and its counsel that the Consideration has been, or is in the process of being, delivered in the form of immediately available funds via wire transfer or other means acceptable to the Seller.

                                   (ARTICLE IX
                         TERMINATION, AMENDMENT, WAIVER

     9.1 Termination. This Agreement and the Transaction may terminated at any time prior to the Closing, whether before or after any necessary shareholders approval:

          (1) By mutual consent of the Purchaser and the Seller;

          (2) By the Purchaser or the Seller upon the material breach of this Agreement by the other; or

          (3) By either the Purchaser or the Seller, upon written notice to the other, if the conditions to such partyss.s obligations to consummate the Transaction, in the case of Purchaser, as provided in Section 8.1, or, in the case of the Seller, as provided in Section 8.2, were not, or cannot reasonably be, satisfied on or before October 26, , 2000. unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

     9.2 Amendment. This Agreement may be amended by the Seller and the Purchaser by action taken at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of the Seller and the Purchaser.

     9.3 Waiver. At any time prior to the Closing Date, the Purchaser or the Seller, by action taken by their respective Boards of Directors, may, but shall not be obligated to, (1) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (2) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (3) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.4 Relief. In the event of liability on the part of the Seller to the Purchaser in accordance with the provisions of this Agreement prior to the Closing, the parties recognize and acknowledge that monetary measures of damages will not reasonably be calculable and that specific performance and injunctive relief should therefore be available to the Purchaser.

                                    ARTICLE X
                                    INDEMNITY

     10.1 Indemnification of Purchaser. The Seller hereby agree to indemnify, defend and hold harmless, the Purchaser and its officers, directors, shareholders, managers, members, employees, independent contractors, agents, successors and assigns (collectively, the "Purchaser Parties"), for, from and against any and all liabilities, losses, costs or expenses which any of the Purchaser Parties may suffer or for which any of the Purchaser Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

     (1) any inaccuracy or misrepresentation in, or breach of any representation or warranty ofthe Seller contained in this Agreement, any of the documents or agreements executed in connection with this Agreement (collectively, the "Attendant Documents") or any certificate, schedule, list or other instrument to be furnished by the Seller to the Purchaser pursuant to this Agreement or any of the Attendant Documents;

     (2) any breach or failure of the Seller to perform any covenant or agreement required to be performed by the Seller pursuant to this Agreement or any of the Attendant Documents;

     (3) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees and consultants' fees (collectively, the "Related Expenses"), incident to any of the foregoing.

     10.2 Indemnification of the Seller. Purchaser hereby agrees to indemnify, defend and hold harmless, the Seller and their respective officers, directors, shareholders, managers, members, employees, independent contractors, agents, successors and assigns (collectively, the "Seller Parties"), for, from and against any and all liabilities, losses, costs or expenses which any of the Seller Parties may suffer or for which any of the Seller Parties may become liable and which are based on, the result of, arise out of or are otherwise related to any of the following:

     (1) any inaccuracy or misrepresentation in, or breach of any representation or warranty of the Purchaser contained in this Agreement, any of the Attendant Documents or any certificate, schedule, list or other instrument to be furnished by the Purchaser to the Seller, VTI or EHGI pursuant to this Agreement or any of the Attendant Documents;

     (2) any breach or failure of the Purchaser to perform any covenant or agreement required to be performed by the Purchaser pursuant to this Agreement or any of the Attendant Documents;

     (3) any and all Related Expenses incident to any of the foregoing.

     10.3 Remedies Not Exclusive. The Purchaser Parties and the Seller Parties shall be entitled to exercise and resort to all rights and remedies for misrepresentation or breach as are afforded at law or in equity, including, without limitation, rescission, specific performance, actions for damages, adjustment to the purchase price or such other remedies and relief as may be afforded under this Agreement or by a court of competent jurisdiction. Neither the existence or exercise of any specific remedies is intended to be exclusive or impair or otherwise adversely affect in any manner whatsoever any rights, remedies or relief otherwise available, and each and every right and remedy will be cumulative and in addition to every other right and remedy provided in this Agreement or by law.

     10.4 Procedures. If any proceedings are instituted or any claim or demand is asserted by any person not a party to this Agreement in respect of which any of the Purchaser Parties or the Seller Parties may seek indemnification pursuant to this Section 10, the indemnified party shall promptly cause written notice (the "Notice") of the assertion of any such claim or demand to be made to the indemnifying party; provided, however, that the failure of the indemnified party to give prompt Notice shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure caused the damages for which the indemnifying party is obligated to be greater than they would have been had the indemnified party given the indemnifying party prompt Notice hereunder. Except as otherwise provided herein, the indemnifying party shall have the right, at its option and expense, to defend against, negotiate, or settle any such claim or demand, and if the indemnifying party exercises that option, the indemnifying party shall not be liable for the fees and expenses incurred after the date the indemnifying party notifies the indemnified party of such exercise by a counsel employed by the indemnified party. An indemnifying party may not settle any such claim or demand without the written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the indemnified party unless such settlement requires no more than a monetary payment for which the indemnified party is fully indemnified or involves other matters not binding upon the indemnified party. An indemnifying party shall not be liable for any settlement of any such claim or demand effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). In the event that the indemnifying party shall fail to respond within ten (10) days after the giving of the Notice, then the indemnified party may retain counsel and conduct the defense thereof as it may, in its sole discretion, deem proper, at the sole cost and expense of the indemnifying party. The parties agree to co-operate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

     10.5 Cooperation. The Purchaser shall, and shall cause its accountants, counsel, employees and other representatives to, reasonably co-operate with the Seller in connection with any and all disputes which may arise in connection with any and all Liabilities other than the Assumed Liabilities (the "Excluded Liabilities"). The Seller shall, and shall cause its accountants, counsel, employees and other representatives to, reasonably co-operate with the Purchaser in connection with any and all disputes which may arise in connection with any and all of the Assumed Liabilities. Without limiting the generality of the foregoing, the Purchaser shall cause its accountants, counsel, employees and other representatives, to make available to the Seller, its employees, work papers, documents and other information and materials reasonably requested by the Seller, VTI or EHGI in connection with the Excluded Liabilities and the Seller, VTI and EHGI shall cause its respective accountants, counsel, employees and other representatives, to make available to the Purchaser, its employees, work papers, documents and other information and materials reasonably requested by the Purchaser in connection with the Assumed Liabilities. The party requesting co-operation (the Seller, VTI and EHGI in connection with the Excluded Liabilities or the Purchaser in connection with the Assumed Liabilities) shall pay all out-of-pocket expenses reasonably incurred and paid by the co-operating party to third parties in connection with such co-operative efforts; provided, however, that the party requesting co-operation shall not be obligated to reimburse the co-operating party for the time spent by any of their or their affiliates' time spent in connection with such co-operative efforts.

     10.6 Limitation. The Limitations are governed by the Head Agreement

                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1  Collection of Accounts  Receivable.  Upon and after the Closing,  the
Purchaser shall have the right and authority to collect all Receivables transferred to Purchaser pursuant to this Agreement.. The Seller shall promptly transfer and deliver to Purchaser any cash, checks or other property which the Seller may receive in respect of such accounts after the Closing Date. The Seller will co-operate with Purchaser, at its reasonable request, on and after the Closing Date in endeavoring to collect all Receivables transferred to Purchaser by furnishing, at Purchaser's cost and expense, such information, testimony and other assistance as Purchaser may reasonably require in connection with collection of such accounts

     11.2 Arbitration. Disputes under this Agreement shall be solved by Arbitration pursuant to the head agreement if the dispute is a part of a dispute under the Head Agreement. In such case Norwegian Law shall only apply to the extent this follows from mandatory Norwegian Law. If the dispute is solely related to the sale and purchase of the assets of Eltrax Scandinavia AS disputes shall be solved by the ordinary courts in Oslo, and Norwegian Law shall apply

     11.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if and when delivered personally or three (3) business days following mailing by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other address for a party as shall be specified by like notice given.

         If to the Purchaser:

         AremisSoft Corporation
         216 Haddon Street, Suite 607
         Westmont, NJ 08108
         Attn: Roys Poyiadjis, CEO

         with a required copy to:

         Scott E. Bartel, Esq.
         Bartel Eng Linn & Schroder
         300 Capitol Mall, Suite 1100
         Sacramento, CA 95814

         And

         Vogt & Co DA
         Po.Box 1503, Vika
         0117 OSLO, NORWAY

         If to the Seller:

         Eltrax Systems, Inc.
         400 Galleria, Suite 300
         Atlanta, GA 30339
         Attn: William P. O'Reilly, CEO

         with a required copy to:

         William E. Sider, Esq.
         Derek S. Adolf, Esq.
         Jaffe, Raitt, Heuer & Weiss, P.C.
         One Woodward Avenue, Suite 2400
         Detroit, MI 48226

         And

         Thommessen, Krefting, Greve & Lund
         Haakon VIIs gate 10
         Postboks 1484 Vika
         0116 Oslo
         Norway

     11.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.5 Survival of Representations, Warranties, Etc. The representations, warranties, covenants, and agreements of the parties contained herein shall survive the Closing and any investigation of the other party made prior thereto. Representations and warranties shall so survive for a period of three (3) years from the Closing, except for those contained in Sections 4.1, 4.2, 4.3, 5.1, 5.2 and 5.3 which shall survive indefinitely.

     11.6 Miscellaneous. This Agreement constitutes the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement (1) shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; (2) is not intended to confer upon any other person any rights or remedies hereunder;
(3) shall not be assigned by operation of law or otherwise except for assignments of all or any part of the rights of the Purchaser hereunder, which may be freely assigned by the Purchaser so long as the obligations of the Purchaser under this Agreement remain obligations of, or their performance is guaranteed by, the Purchaser; and (4) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of California, without regard to the principles of conflict of laws thereof. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement and facsimile signatures shall have equal dignity with original signatures for all purposes.

 IN WITNESS WHEREOF, the undersigned have caused this Agreement for the Purchase and Sale of Assets to be signed on October 13, 2000 by their respective officers thereunto duly authorized.

                              The Purchaser:

                              AremisSoft Norway AS

                              By:


                              The Seller:

                              Eltrax Systems Scandinavia AS.

                              By:



In case Eltrax Systems Scandinavia AS is winded up or liquidated, Verso Technologies Inc., declares that any claim under this agreement may instead be raised towards Verso Technologies Inc.


                             Verso Technologies Inc.

                             By: